Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Brilliant Earth Group, Inc.
San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-259736) of Brilliant Earth Group, Inc. of our report dated March 21, 2023, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Denver, Colorado
March 21, 2023